THIRD AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                          VTEX ENERGY, INC. (ASSIGNOR)

                                       AND

                    ARCOA ENERGY PARTNERS I, L.P. (ASSIGNEE)

                            DATED: December 29, 2005


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             THIRD AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT
             ------------------------------------------------------

     This THIRD AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT ("Agreement") dated as of December 29, 2005, is entered by and between VTEX Energy, Inc., a Nevada corporation with offices at 8303 Southwest Freeway, Suite 950 Houston, Texas, 77074, ("Assignor") and ARCOA Energy Partners I, L.P., a Texas limited partnership, ("Assignee"), acting through its general partner, Arcoa Oil & Gas, Inc., a Texas corporation, ("ARCOA") both having an address at 50 Briar Hollow East, Suite 210, Houston, Texas, 77027. This Agreement supersedes and replaces in all respects that certain PURCHASE AND SALE AGREEMENT, dated as of February 1, 2005, between Assignor and ARCOA, as further amended as of March 1, 2005

     In consideration of the mutual covenants and agreements contained herein, the benefits to be derived by each party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

                   ARTICLE 1. TRANSFER OF NET PROFITS INTEREST

     1.1 The Conveyance. Subject to the terms and conditions of this Agreement, Assignor agrees to transfer and convey to Assignee, and Assignee agrees to acquire from Assignor, effective as of 7:00 a.m. Central Standard Time, on December 29, 2005 (the "Effective Date"), at the location of the hereinafter defined Subject Interests (the "Effective Time"), the Net Profits Interest as hereinafter defined.

     1.2 Net Profits Interest, Payout, Subject Hydrocarbons and Subject Interest. As used herein the term "Net Profits Interest" shall mean the balance in the "Net Profit Account" (hereinafter defined), as calculated in accordance with Sections 1.4 and 1.5 herein. "Payout" shall mean that point in time when the cumulative Net Profits Interest distributed to the Assignee in accordance with the further terms of this Section 1.2 has reached $1,800,000 or such greater or lesser number as ARCOA or Assignee has delivered to Assignor pursuant to Section 2.1 plus twelve percent (12%) per annum interest thereon.

     "Subject Hydrocarbons" shall mean that portion of the oil, gas and other minerals in and under and that may be produced from and after the Effective Time, from the lands and depths covered by the Subject Interests (hereinafter defined) and which are attributable to the Subject Interests, after deducting all royalties and any overriding royalties, production payments and other similar charges burdening the Subject Interests which were recorded prior to the Effective Date. There shall not be included in the Subject Hydrocarbons any oil, gas or other minerals attributable to nonconsent operations conducted with respect to the Subject Interests (or any portion thereof) as to which Assignor is a nonconsenting party and dedicated to the recoupment or reimbursement of costs and expenses of the consenting parties by the terms of the relevant agreement, provided Assignor's election not to participate is made in conformity with Section 1.14.

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     "Subject Interests" shall mean Assignor's  undivided  interestin and to the following:

          (a) the oil, gas and/or mineral properties which are described in Exhibit A attached hereto;

          (b) all other rights, titles, interests and estates of Assignor of whatever kind and character (including, without limitation, leasehold interests under oil, gas and/or mineral leases (whether or not such leases are described on Exhibit A), fee mineral interests, fee royalty interests, overriding royalties, production payments, reversionary interests (whether leasehold or otherwise) and other interests) in and to the lands described in Exhibit A (or otherwise described, identified or referred to in any of the leases or other instruments described in Exhibit A), even though such interest of Assignor may be incorrectly described in, or omitted from, Exhibit A; and

          (c) all rights, titles and interests of Assignor in and to all presently existing (or hereafter created) oil, gas and/or mineral unitization, pooling, and communitization agreements, declarations and orders (including, without limitation, all amendments or modifications thereto) insofar as they relate to the properties described in subsections
     (a) and (b) above, and all such rights, titles and interests in and to the properties covered and the units created thereby (including all units formed under orders, regulations, rules, or other official acts of any governmental agency having jurisdiction, and including so called "working interest units" created under operating or similar agreements) insofar as such rights, titles and interests are derived from interests in the properties described in subsections (a) and (b) above.

     Assignee's Net Profits Interest will be initially payable out of 75% of the monthly net cash flow (i.e., revenues net of royalties, severance taxes, lease operating expenses and capital costs incurred after the expenditure of the initial costs of completing, equipping and installing of an artificial gas lift system for the three wells described in Exhibit A hereto (hereafter, the "Wells") or recompleting one or more of said Wells in a different geological zone as more fully set forth hereinafter in Section 1.20) attributable to Assignor's interest in the Wells at the time of Assignee's acquisition of the Net Profits Interest until Payout, as defined above. Upon Payout, Assignee's Net Profits Interest will be reduced to 65% of the monthly net cash flow (i.e., revenues net of royalties, severance taxes, lease operating expenses and capital costs incurred after the expenditure of the initial costs of completing, equipping and installing of an artificial gas lift system for the Wells or recompleting one or more of said Wells in a different geological zone as more fully set forth hereinafter in Section 1.20) attributable to Assignor's interest in the Wells at the time of Assignee's acquisition of the Net Profits Interest until such time as the cumulative net cash flow (as described above) from the Wells attributable to the combined interests of Assignor and Assignee equals $7,000,000. At such time as cummulative net cash flow equals the aforementioned $7,000,000, Assignee's Net Profits Interest will be reduced to 60% of the monthly net cash flow (i.e., revenues net of royalties, severance taxes, lease operating expenses and capital costs incurred after the expenditure of the initial costs of completing, equipping and installing of an artificial gas lift system for the Wells or recompleting one or more of said Wells in a different

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geological   zone  as  more  fully  set  forth   hereinafter  in  Section  1.20)
attributable to Assignor's interest in the Wells at the time of Assignee's acquisition of the Net Profits Interest until such time as the cumulative net cash flow (as described above) from the Wells attributable to the combined interests of Assignor and Assignee equals $9,000,000. Should the payment amount be either greater or lesser than $1,800,000 as set forth in Section 1.2, the aforementioned 65% and $7,000,000 shall be respectively adjusted on a pro rata basis. Should the payment amount be either greater or lesser than $1,800,000 set
forth  in  Section  1.2,  the   aforementioned   60%  and  $9,000,000  shall  be
respectively adjusted on a pro rata basis. Thereafter, Assignee's Net Profits Interest will be reduced to 50% of the monthly net cash flow (i.e., revenues net of royalties, severance taxes, lease operating expenses and capital costs incurred after the expenditure of the initial costs of completing, equipping and installing of an artificial gas lift system for the Wells or recompleting one or more of said Wells in a different geological zone as more fully set forth hereinafter in Section 1.20) attributable to Assignor's interest in the Wells at the time of Assignee's acquisition of the Net Profits Interest.

     1.3 Net Profit Account. Assignor shall establish and maintain a net profits account (herein called the "Net Profits Account") in accordance with sound, accurate and comprehensive accounting practices and consistent with the various provisions of this Agreement and at all times shall keep true and correct books and records with respect thereto.

     1.4 Credits. Except as otherwise provided herein, the Net Profits Account shall be credited with the gross proceeds from each sale or other disposition of Subject Hydrocarbons. Any Subject Hydrocarbons retained and/or used by Assignor shall be credited to the Net Profits Account at the same price as the Subject Hydrocarbons that are sold by Assignor at or near the time of such retention or use. The amount of proceeds (herein called the "Credited Proceeds"), to be credited to the Net Profits Account with respect to any sale or disposition of Subject Hydrocarbons shall be subject to the following:

               (i) Credited Proceeds shall include all consideration received, directly or indirectly, for sales of Subject Hydrocarbons, including without limitation (but subject to Section 1.14) advance payments and payments under take-or-pay and similar provisions of Production Sales Contracts;

               (ii) If any proceeds are withheld from the Assignor by a Non-Affiliate for any reason (other than at the request of Assignor or due to the negligence of Assignor), such proceeds shall not be considered to be Credited Proceeds until such proceeds are actually received by Assignor; provided, however, that Credited Proceeds shall not include any interest, penalty, or other amount that is not derived from the sale of Subject Hydrocarbons, but, instead, Assignor shall make payment directly to Assignee of Assignee's allocable share of any such amounts paid to Assignor by the purchaser of Subject Hydrocarbons or any escrow agent;

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               (iii) Credited  Proceeds  relating to any  nonconsent  operations conducted with respect to all or any part of the Subject Interests after the Effective Date shall be subject to Section 1.14;

               (iv) Credited Proceeds shall not include any amounts for Subject Hydrocarbons unavoidably lost in production or used by Assignor in conformity with good oil field practices for development drilling and production operations (including without limitation gas injection, fuel, secondary or tertiary recovery, pressure maintenance, repressuring or recycling operations) conducted solely for the purpose of producing Subject Hydrocarbons from the Subject Interests, but only so long as such Subject Hydrocarbons are so used;

               (v) Credited Proceeds shall include all amounts which Assignor shall receive as a result of the Subject Interests including any landowners, overriding and other royalty interests;

     1.5 Debits. Except as otherwise provided herein, the Net Profits Account shall be debited with the following:

               (a) All direct costs including capital costs which are attributable to the Subject Interests (i) for all direct labor and other services necessary for developing, reworking, recompleting, deepening, operating, producing, and maintaining the Subject Interests after the Effective Date and (ii) for all material, supplies, equipment and other personal property and fixtures purchased for use on, or in connection with, any of the Subject Interests after the Effective Date;

               (b) All taxes (except income, transfer, inheritance, estate, franchise and like taxes) incurred by Assignor with respect to the ownership of the Subject Interests after the Effective Date, including without limitation production, severance, and/or excise and other taxes assessed against, and/or measured by, the production of (or the proceeds or value of production of) Subject Hydrocarbons, occupation taxes, sales and use taxes, and ad valorem taxes assessed against or attributable to the Subject Interests or any non-Processing equipment located on any of the Subject Interests;

               (c) All insurance premiums attributable to the Subject Interests paid by Assignor for insurance actually carried for periods after the Effective Date with respect to the Subject Interests, or any non-Processing equipment located on any of the Subject Interests, or incident to the operation or maintenance of the Subject Interests after the Effective Date; it being recognized that where the coverage is general in nature, or relates to a group of properties (or more than one interest in the same property), only that portion which is reasonably allocated to the Subject Interests shall be debited hereunder;

               (d) All amounts properly attributable to the Subject Interests (to the extent attributable to periods after the Effective Time) and consisting of (i) rent and other consideration paid for the use or

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          damage to the surface and (ii)  rentals,  shut-in gas well  royalties, overriding royalties, minimum royalties and similar payments payable pursuant to the provisions of agreements in force and effect before the Effective Date;

               (e) Amounts attributable to the Subject Interests (and attributable to periods after the Effective Time) as overhead charges specified in applicable operating agreements now or hereafter covering the Subject Interests;

               (f) Any manufacturing costs or costs of acquiring, constructing, operating or maintaining any facility, plant, equipment or transmission pipeline for Processing or transporting any Subject Hydrocarbons or any other oil, gas and/or minerals;

               (g) If as a result of the occurrence of the bankruptcy or insolvency or similar occurrence of the purchaser of Subject Hydrocarbons any amounts previously included in Credited Proceeds are reclaimed from Assignor or its representative, then the amounts reclaimed as promptly as practicable following Assignor's payment thereof; and

               (h) If Assignor shall be a party as to any nonconsent operations conducted with respect to all or any of the Subject Interests after the Effective Date, all costs to be debited to the Net Profits Account with respect thereto shall be governed by Section 1.14.

     Notwithstanding the foregoing provisions of this Section or anything else to the contrary contained in this Agreement; the amounts debited to the Net Profits Account shall not include any of the following:

               (1) Any amount which has also been used to reduce the amount of the Subject Hydrocarbons and/or Credited Proceeds or has otherwise not been included therein (including, by way of example and without limitation, royalties, overriding royalties, production payments and other charges burdening the Subject Interests at the Effective Date, production, severance, excise, and other taxes and any other amounts deducted, withheld or paid by any other person);

               (2) Any overriding royalty, production payment or other charge burdening the Subject Interests which was created by Assignor;

               (3) Any expenses and any penalties, interest or other similar charges which result from the failure of Assignor to properly discharge all costs and expenses (including taxes) of developing, operating and maintaining the Subject Interests;

               (4) Any damages, penalties, interest or other similar charges paid by Assignor to any third party or governmental agency, commission or similar body arising from any conduct or omission by Assignor in its capacity as operator of any of the Subject Interests and any costs and expenses (including attorneys' fees) in defending any such action unless such charges, costs and expenses are properly chargeable to all

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          working  interest owners under an operating  agreement to which all or part of the Subject Interests are subject;

               (5) Any general, administrative or overhead costs paid or incurred by the Assignor or its Affiliates; and

               (6) Any amounts paid by Assignor to such Assignor's predecessor in interest with respect to part or all of the Subject Interests (including without limitation any purchase price or other consideration paid by Assignor to such predecessor in interest to acquire all or part of the Subject Interests).

     1.6 Accounting. All debits to the Net Profits Account which are attributable to costs and expenses paid by Assignor during a calendar month up to and including the last day of such calendar month shall be debited against the Net Profits Account as of the last day of such calendar month. All credits to the Net Profits Account which are actually received by Assignor during a calendar month up to and including the last day of such calendar month shall be credited to the Net Profits Account as of the last day of such calendar month; provided that any such credits which do not (and will not) result from credits given by or payments from third parties shall be credited to the Net Profits Account as of the last day of the calendar month in which they arise. The total net profits realized from the Subject Interests (or the total net losses, as the case may be) shall be determined after the applications and calculations provided for above have been made by Assignor. The Net Profits Account shall reflect a credit balance, as herein provided, only after and while all debits properly debited against the Net Profits Account (and after reduction of such debits by the amounts provided for in this Section 1.6) shall have been offset by credits to the Net Profits Account and a credit balance shall exist in the Net Profits Account.

     1.7. Payments.

               (a) Commencing two months after the initial month in which there is a credit balance, if any, in the Net Profits Account, Assignor shall pay to Assignee on the 30th day of each month ("Payment Date") the amount of the Net Profits Interest as of the 30th day of the
          Thirdmonth, as determined on the accrual basis of accounting, preceding such Payment Date (e.g., the payment made on June 30, 2005 shall be the credit balance, as determined on the accrual basis of accounting, in the Net Profits Account as of April 30, 2005). With each payment, Assignor shall furnish to Assignee a detailed statement clearly reflecting the condition of the Net Profits Account as of the close of business on the last day of the respective month, and clearly reflecting (with sufficient description so that Assignee can identify such items and the particular Subject Interest involved) those items which gave rise to reductions, debits and credits to the Net Profits Account during the month for which the payment is calculated and clearly reflecting for each Subject Interest the quantities of Subject Hydrocarbons produced therefrom during the month covered by such statement, the volumes of such production sold, the amounts received for such production, and the taxes paid with respect to such sales. If

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          the Net Profits  Account  reflects a deficit as of the end of a month, such deficit shall be carried forward for the next and succeeding months until such deficit has been wiped out and liquidated. In case a net profit is reflected by any such statement and subject to adjustment pursuant to Section 1.8, payment to Assignee of 50% of the amount of such credit balance shall be tendered with the statement rendered to Assignee, and Assignor shall be credited with the remaining percentage thereof, so as to extinguish any credit balance.

               (b) Notwithstanding the foregoing, Assignee shall have the right at any time to submit the requisite forms and documentation (e.g., division of interest agreements) to the purchaser of Subject Hydrocarbons attributable to the Subject Interests for purposes of remittance directly to Assignee of the proceeds of its Net Profits Interest. Assignor shall use its best efforts to assist Assignee in this request and in obtaining such purchaser's agreement to pay Assignee directly.

     1.8 Overpayments. If at any time Assignor inadvertently pays Assignee more than the amount then due with respect to the Net Profits Account, Assignee shall not be obligated to return any such overpayment, but the amount or amounts otherwise payable for any then subsequent period or periods shall be reduced by such overpayment.

     1.9 Past Due Payments. Any amount not paid by Assignor to Assignee with respect to the Net Profits Account when due shall bear, and Assignor hereby agrees to pay, interest at 8% per annum from the due date until such amount has been paid.

     1.10 Prudent Operator Standard. Assignor (subject to the terms and provisions of any applicable operating agreements and subject to the other provisions of this Agreement) shall have exclusive charge, management and control of all operations to be conducted on the Subject Interests and may take any and all actions which a prudent operator would deem necessary or advisable in the management, operation and control thereof. Assignor shall promptly (and, unless the same are being contested in good faith and by appropriate proceedings before the same are delinquent) pay all costs and expenses (including without limitation all taxes and all costs, expenses and liabilities for labor, materials and equipment incurred in connection with the Subject Interests and all obligations to the holders of royalty interests and other interests affecting the Subject Interests) incurred from and after the Effective Date in exploring, developing, operating and maintaining the Subject Interests. Assignor shall be obligated to explore, develop, operate and maintain the Subject Interests as would a prudent operator under similar circumstances in accordance with good oil field practices. As to those of the Subject Interests as to which Assignor is not the operator, Assignor shall take all such action and exercise all such rights and remedies as are reasonably available to it to cause the operator to so explore, develop, maintain and operate such Subject Interests (provided that Assignor shall never be obligated to pay any costs or expenses attributable to any interest other than the Subject Interests and all royalties related thereto). It is expressly understood that the powers given to Assignor in the first sentence of this Section shall include the right of Assignor, subject to Section 1.14, to elect to participate, or not participate, in drilling, reworking, plugging back, deepening, sidetracking or completing of a

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well,  or in other  operations  (including,  but not limited to,  operations  in connection with secondary and/or tertiary recovery) proposed to be conducted on the Subject Interests.

     1.11 Sales of Subject Hydrocarbons. Assignor shall have the obligation to market or cause to be marketed the Subject Hydrocarbons in accordance with reasonable and prudent business judgment and sound oil field practices and on such terms and conditions as Assignor shall determine to be in the best interests of Assignee; provided, however, that all such sales of Subject Hydrocarbons (a) shall be upon terms and conditions which are the best terms and conditions available as determined in good faith by Assignor taking into account all relevant circumstances, including without limitation, price, quality of production, access to markets, minimum purchase guarantees, identity of purchaser and length of commitment, and (b) shall be upon terms and conditions at least as favorable as Assignor obtains for oil, gas and/or minerals not subject to this Agreement which are of comparable type and quality and in the same location. Assignor will exercise its best efforts to perform all obligations binding on it under Production Sales Contracts and to enforce the performance of the obligations of third parties thereunder; provided, however, that Assignor shall have no liability for the performance of the obligations of any purchaser of Subject Hydrocarbons in the absence of any negligence or willful misconduct on the part of Assignor. As to any third parties, all acts of Assignor in marketing the Subject Hydrocarbons and all Production Sales Contracts executed by Assignor shall be binding on Payee; it being understood that the right and obligation to market the Subject Hydrocarbons is at all times vested in Assignor and Assignee does not have any such right or obligation or any possessory interest in all or part of the Subject Hydrocarbons. Accordingly, it shall not be necessary for Assignee to join in any new Production Sales Contracts or any amendments to existing Production Sales Contracts.

     1.12 Insurance. Assignor shall obtain or cause to be obtained (and maintain or cause to be maintained during the economic life of the Subject Interests) insurance coverage in such amounts, with provisions for such deductible amounts and for such purposes as Assignor shall determine to be necessary or advisable with respect to the Subject Interests,

     1.13 Pooling and Unitization.

               (a) Certain of the Subject Interests may have been pooled or unitized for the production of oil, gas and/or minerals prior to the Effective Date or, after the Effective Date, may be so pooled or unitized pursuant to Section 1.13(b). Such Subject Interests are and shall be subject to the terms and provisions of such pooling and unitization agreements, and the Subject Interests shall apply to (and the term "Subject Hydrocarbons" shall include) the production from such units which is attributable to such Subject Interest (and the Net Profits Account shall be computed giving consideration to such production and costs, expenses, charges and credits attributable to such Subject Interest) under and by virtue of the applicable pooling and unitization agreements.

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               (b)  Without  the  joinder of  Assignee  with  respect to the Net
          Profits Account, Assignor shall not have the right and power to unitize, pool or combine the lands covered by the Subject Interests, or any portion or portions thereof, as to oil and/or gas, and other substances produced in association therewith, or any one or more of them, with any other land or lease or leases so as to create one or more unitized areas (or, with respect to unitized or pooled areas
          theretofore   created,  to  dissolve  the  same  or  to  amend  and/or
          reconfigure the same to include additional acreage or substances or to exclude acreage or substances). If pursuant to any law, rule, regulation or order of any governmental body or official, any of the Subject Interests are pooled or unitized in any manner, the Net Profits Account shall apply to (and the term "Subject Hydrocarbons" shall include) the production which accrues to such Subject Interest under and by virtue of such pooling and unitization arrangements and the Net Profits Account shall be computed giving consideration to such production and costs, expenses, charges and credits attributable to such Subject Interest.

     1.14 Non-consent Operations.

               (a) If Assignor elects to be a non-participating party with respect to any drilling, deepening, plugging back, reworking, sidetracking or completion (or other) operation on any Subject Interest or elects to be an abandoning party with respect to a well located on any Subject Interest, the consequence of which election is that Assignor's interest in such Subject Interest or part thereof is temporarily (i.e., during a recoupment period) or permanently forfeited to the parties participating in such operations, or electing not to abandon such well, then the costs and proceeds attributable to such forfeited interest shall not, for the period of such forfeiture (which may be a permanent period), be debited or credited to the Net Profits Account and such forfeited interest shall not, for the period of such forfeiture, be subject to the Net Profits Account.

               (b) If Assignor elects to be a participating party to such a drilling, deepening, plugging back, reworking, sidetracking or completing (or other) operation, or elects to be a nonabandoning party with respect to such a well, and any other party or parties have elected not to participate in such operation (or have elected to abandon such well) with the result that (pursuant to an operating agreement or other agreement or arrangement, including without limitation, non-consent rights and obligations imposed by statute and/or regulatory agency) Assignor becomes entitled to receive, either temporarily (i.e., through a period of recoupment) or permanently, interests belonging to such other party or parties, then the costs and proceeds attributable to such non-participating parties' interests to which Assignor becomes so entitled shall be paid and received by Assignor separately for its own account and shall not be debited and credited to the Net Profits Account.

     1.15 Renewals and Extensions of Leases. The Net Profits Account shall apply to all renewals, extensions and other similar arrangements (and/or interests therein) of oil, gas and/or mineral leases (or other determinable interests in oil, gas and other minerals) which are included (or interests in which are included) in Subject Interests, whether or not such renewals, extensions or arrangements have heretofore (whether or not described in Exhibit A) been obtained, or are hereafter obtained, by Assignor.

     1.16 Indemnity. Notwithstanding anything to the contrary contained in this Agreement, Assignee shall never personally be responsible for payment of any part of the costs, expenses or liabilities incurred in connection with the exploring, developing, operating and maintaining of the Subject Interests, and Assignor agrees to indemnify and hold Assignee harmless from and against all such costs, expenses and liabilities (with such indemnity to also cover all costs and expenses of Assignee, including reasonable legal fees and expenses, which are incurred incident to the matters indemnified against); provided, however, all such costs and expenses shall, to the extent the same relate to periods after the Effective Date, nevertheless be charged against the Net Profits Account as and to the extent herein permitted.

     1.17 Access to Books and Records. In addition to any reports and information specifically required by the terms of this Agreement, Assignor agrees to furnish to Assignee (a) within 60 days after the end of each calendar year, financial statements for the Net Profits Account as of the end of and for such year and (b) full information pertaining to the operation of the Subject Interests, at all reasonable times. Subject to any restrictions on Assignor's right to do so under applicable operating agreements or similar contracts, Assignor will permit representatives designated by Assignee, including independent accountants, agents, attorneys, and other persons, to visit and inspect the Subject Interests and Assignor's books and records pertaining to the Subject Interests and the Net Profits Account (and to make copies and photocopies from such records and to write down and record such information as such representatives may request), and Assignor shall permit the Assignee and its designated representatives reasonably to investigate and verify the accuracy of information furnished to the Assignee hereunder or in connection herewith and to discuss all such matters with its officers, employees and representatives.

     1.18 Access to Geological Data. Upon request Assignor shall, subject to the limitations of confidentiality, undertakings with co-owners or other third parties, furnish to Assignee copies of all electric and other logs of all wells within the Subject Interests, and Assignee shall also have access to all cores, cuttings, external and internal engineering studies, independent engineering reports and other geological, well and production data secured by Assignor with respect to the Subject Interests. Assignee shall also have the right to receive upon request quarterly reports showing the status of exploration, development, producing and other operations conducted by Assignor on the Subject Interests.

     1.19 Assignee's Right to Convert. After June 1, 2006, Assignee shall have, or at Assignee's election the individual partners of Assignee shall have, the right to convert its Net Profits Interest into common stock of Assignor. The purchase price of the Net Profits Interest shall be the present value of the Net Profits Interest computed in accordance with the formula set forth by the Securities and Exchange Commission for reporting reserve values except that the discount rate shall be fifteen percent (15%) and only proved producing reserves shall be considered. The value of the Net Profits Interest shall be determined by an independent third party petroleum engineer selected by the Assignor and Assignee. The Assignor shall pay for the Net Profits Interest in shares of its common stock issued pursuant to Rule 144 of the Securities and Exchange Commission and valued at the greater of $1.25 per share or eighty percent (80%) of the average closing price of the Assignor's common stock for the twenty (20) days preceding Assignee's notice of its intention to exercise its rights under this Section. Assignee may exercise the rights under this Section for all or part of its interests but no exercise shall be for less than twenty (20%) of its original Net Profits Interest.

     1.20 Final Completing, Equipping and Installing of Artificial Gas Lift System for Wells. ARCOA, on behalf of Assignee, will coordinate with Assignor the project administration and funding of an estimated $600,000 in capital expenditures budgeted by Assignor for the final completing, equipping and installing of a gas lift system for the Wells. Such funding shall be paid from the proceeds received by Assignor from Assignee pursuant to Section 2.1 of this Agreement or from other capital resources available to Assignor and capital costs shall not be charged as an expense against the Wells for purposes of determination of the Net Profits Interest.

     1.21 Release of Liens. Prior to Closing, Assignee shall have the right to require Assignor to obtain full and final releases of any and all liens and other encumbrances on the Subject Interests, including, but not limited to, those identified at Exhibit 3.2 hereto. In the event Assignor does not timely comply, Assignee shall have the right, but not the obligation, to pay any or all lienholders such amounts as are necessary (principal and applicable interest thereon) to obtain full and final releases of their respective liens or encumbrances, and, in such event, any amounts paid will be deemed as a credit against the Purchase Price (hereinafter defined) to be deducted from the amount otherwise due Assignor at Closing.



                            ARTICLE 2. PURCHASE PRICE

     2.1 Purchase Price. Upon the basis of the representations and warranties and on the terms and subject to the conditions set forth in this Agreement, and in consideration of the transfer and conveyance of the Net Profits Interest from Assignor to Assignee, Assignee hereby agrees to deliver to Assignor, and Assignor hereby agrees to accept $ 1,800,000 ("Purchase Price"), subject to adjustment as provided herein, of consideration in the form of cash and offsets against indebtedness of Assignor on the Closing Date (hereinafter defined). Assignee may deliver incremental amounts to Assignor prior to the Closing Date and each such amount delivered shall entitle the Assignee to a pro rata share of the Net Profits Interest. If the Assignee fails to deliver the entire Purchase Price, Assignee shall nevertheless be entitled to receive the pro rata share of the Net Profits Interest for any amount delivered to Assignor, without further liability to Assignor. Initial Closing Date shall be December 29, 2005 with the provision for a 45 day period in which to finalize the accounting for aggregate consideration comprising the Purchase Price. Determination of such consideration shall be evidenced by a receipt and acknowledgement of consideration signed by Assignor and Assignee.

              ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF ASSIGNOR

     3.1 Existence. Assignor is a Nevada corporations duly organized, validly existing, and in good standing under the laws of the state of its organization, and is duly qualified to do business in the states in which the Subject Interests are located.

     3.2 Authorization. Assignor has all authority necessary to enter into this Agreement and to perform all their obligations hereunder. This Agreement has been duly executed and delivered on their behalf and at the Closing all documents and instruments required hereunder will have been duly executed and delivered. This Agreement, and all such documents and instruments shall constitute legal, valid, and binding obligations enforceable in accordance with their respective terms, except to the extent enforceability may be affected by bankruptcy, reorganization, insolvency, or similar laws affecting creditors' rights generally. Assignor is the lawful owner of the Subject Interests, and the interests of Assignor in the Subject Interests, as set forth in Exhibit A hereto, are true and correct in all material respects. Except as disclosed on
Exhibit 3.2 the interests of Assignor in the Subject Interests are free and clear of all liens, mortgages, security interests, pledges, charges, oil payments, title defects or other burdens or encumbrances; and all gross production taxes and other taxes as to which non-payment could result in a lien against any of the Subject Interests have been paid.

     3.3 Power. Assignor's execution, delivery, and performance of this Agreement and the transactions contemplated hereby will not: (i) violate or conflict with any provision of its certificates of organization, regulations, or other governing documents; (ii) result in material breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under any agreement or instrument to which they are a party or by which they are bound; or (iii) violate or conflict with any applicable judgment, decree, order, permit, law, rule or regulation.

     3.4 Brokers. Assignor has incurred no liability, contingent or otherwise, for broker's or finder's fees in respect of this transaction, for which Assignee shall have any responsibility whatsoever.

     3.5 Foreign Person. Assignor is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), Section 1445 and 7701 (i.e. Assignor is not nonresident aliens, foreign corporations, foreign partnerships, foreign trusts, or foreign estates as those terms are defined in the Code and any regulations promulgated thereunder).

     3.6 Gas Imbalances. Assignor has no knowledge of any gas imbalances with co-owners of the Subject Interests.

     3.7 Compliance with Laws. The execution and performance of this Agreement by Assignor does not violate any law or regulation of any jurisdiction or governmental body or agency.

     3.8 Representations, Statements and Certificates. No representation by Assignor, nor any statement or certificate furnished or to be furnished by Assignor pursuant to this Agreement, or in connection with the transactions contemplated herein, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

     3.9 No Reduction in Interest, Encumbrances. Assignor agrees to indemnifyAssignee against any transfer, or encumbrance of any portion of its working interest or net revenue interest in the Subject Interests occurring after Febuary 28,2005, EXCEPT for liens arising under operating agreements, pooling orders, unitization agreements, or by application of law and for which the underlying obligations are not yet due.


              ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF ASSIGNEE

     4.1 Existence. Assignee is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, and is duly qualified to do business in the states in which the Subject Interests are located.

     4.2 Authorization. Assignee has all authority necessary to enter into this Agreement and to perform all its obligations hereunder. This Agreement has been duly executed and delivered on its behalf, and at the Closing all documents and instruments required hereunder will have been duly executed and delivered. This Agreement, and all such documents and instruments shall constitute legal, valid, and binding obligations enforceable in accordance with their respective terms, except to the extent enforceability may be affected by bankruptcy, reorganizations, insolvency, or similar laws affecting creditors' rights generally.

     4.3 Power. Assignee's execution, delivery, and performance of this Agreement and the transactions contemplated hereby will not: (i) violate or conflict with any provision of its certificate of incorporation, by-laws, or other governing documents; (ii) result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under any agreement or instrument to which it is a party or by which it is bound; or
(iii) violate or conflict with any applicable judgment, decree, order, permit, law, rule, or regulation.

     4.4 Brokers. Assignee has incurred no liability, contingent or otherwise, for broker's or finder's fees in respect of this transaction, for which Assignor shall have any responsibility whatsoever.

     4.5 Further Distribution. Assignee (i) has such knowledge and experience in business, financial, and oil and gas matters that it is capable of evaluating the merits and risks of entering into and of carrying out its obligations in connection with the acquisition of the Subject Interests in the manner contemplated herein; (ii) has received to date all information concerning the Subject Interests and such other information relating to this Agreement which it requested; and (iii) is able to bear the economic risk of its investment in the Subject Interests for an indefinite period of time. Further, Assignee acknowledges that Assignor is relying upon the representations contained in the foregoing sentence and that absent such representations the proposed sale to Assignee would not be entered into and this Agreement would not be executed and delivered by Assignor.

     4.6 Effective Agreement. The execution, delivery, and performance of this Agreement by Assignee and the consummation of the transactions contemplated hereby do not require the consent, waiver, approval, or authorization of any person or public authority; do not result in a violation of any material breach of any law, rule, or regulation applicable to Assignee, and do not conflict with or result in a breach of any of the governing instruments of Assignee or, with or without the giving of notice and/or the passage of time, any mortgage, deed of trust, license, indenture, or other instrument or agreement, or any order, judgment, or other restriction of any kind or character to which Assignee is a party.

     4.7 Compliance with Laws. The execution and performance of this Agreement by Assignee does not violate any law or regulation of any jurisdiction or governmental body or agency.

     4.8 Representations, Statements and Certificates. No representation by Assignee, nor any statement or certificate furnished or to be furnished by Assignee pursuant to this Agreement, or in connection with the transactions contemplated herein, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.


                       ARTICLE 5. DISCLAIMER OF WARRANTIES

     5.1 Information Provided. All the information, statistics, summaries, and facsimiles furnished by or on behalf of Assignor herewith or hereunder are furnished or will be furnished for Assignee's use at Assignee's sole risk. All such information has been compiled or prepared by Assignor based upon its files and records and such information is believed to be correct, but Assignor makes no representation or warranty, express or implied, as to the accuracy, correctness, completeness, or the adequacy of same and does not warrant or guarantee such information in any way. Assignor has made no statements or representations concerning the environmental condition of the Subject Interests, nor to production rates, recompletion opportunities, decline rates, geological or geophysical data or interpretations, the quality, quantity, recoverability or cost of recovery of any hydrocarbon reserves, any product pricing assumptions, the ability to sell or market any hydrocarbons after Closing, or the present or future value of the anticipated income, costs, or profits, if any, to be derived from the properties. Assignee is responsible for making such independent investigation and evaluation of the Subject Interests as Assignee shall deem appropriate, realizing that Assignor does not assume and shall have no liability to Assignee or any other party whatsoever for any reliance which may be placed on the information, statistics, summaries, or facsimiles furnished herewith or hereunder or any statements made herein. Specifically, but without limiting the generality of the foregoing:

               (i) The description of leases included in the Subject Interests, the acreage purported to be covered thereby, depth limitations (if any), royalty and other burdens affecting same, and quantum of interest have been derived strictly from Assignor's records and Assignor has not undertaken any examination of title to verify same. Subject to Assignor's representation at Section 3.2 herein that the Subject Interests are free and clear of liens and encumbrances, except those set forth at Exhibit 3.2 herein, Assignor does not warrant title to the Subject Interests, except as against parties claiming by, through, or under Assignor, and Assignee should therefore undertake such independent title examination as it deems appropriate prior to Closing; and

               (ii) The description of wells and equipment included in the Subject Interests has been compiled strictly from Assignor's records rather than from an on-the-ground inventory. Prior to Closing, Assignee should undertake such independent inspection or inventory as it deems appropriate to determine whether the equipment so described is in fact in place.

     5.2 No Warranties. Conveyance of the Net Profits Interest will be made without representations or warranties, express or implied in fact or in law, as to merchantability, durability, use, operation, fitness for any particular purpose, condition, safety of the related properties, compliance with regulatory and environmental requirements or otherwise.

     5.3 Assignee Inspection. Assignee hereby agrees that it will inspect the properties related to the Subject Interests, including, without limitation, the related leases and the contracts, wells, personal property, and equipment. Assignee releases Assignor from all Losses (as defined herein) with respect to such properties, whether or not caused by or attributable to Assignor's negligence and whether or not arising from or in connection with or during the period of Assignor's ownership or use of the properties. Without limiting the above, Assignee waives its right to recover from Assignor and forever releases and discharges Assignor from any and all Losses, penalties, fines, liens, judgments, costs and expenses whatsoever (including, without limitation, attorney's fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the physical condition of the properties or any law or regulation applicable thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as Amended (42 U.S.C. 9601 Et. Seq.), the Clean Water Act (33 U.S.C. 466 Et. Seq.), the Safe Drinking Water Act (14 U.S.C. 1401-1450), the Hazardous Materials Transportation Act (49 U.S.C. 1801 Et. Seq.), the Toxic Substance Control Act (15 U.S.C. 2601-2629) and all applicable state or local laws.

     5.4 Prior Operations. Assignee hereby acknowledges that the Subject Interests have been utilized for the purpose of production and development of oil and gas and that there may have been spills of wastes, crude oil, produced water or other materials in the past onto such properties or in connection therewith. In addition, some oil field production equipment may contain asbestos or naturally occurring radioactive material (hereinafter referred to as "NORM"). In this regard Assignee expressly understands the NORM may affix or attach itself to the inside of wells, materials and equipment as scale, or in other forms, and that said wells, materials and equipment located on the Subject Interests or included therein may contain NORM and that NORM-containing material may be buried or otherwise disposed of on the properties. Assignee also expressly understands that special procedures may be required for the remediation, removal, transportation and disposal of asbestos and NORM from the properties where it may be found


                   ARTICLE 6. ASSIGNOR'S CONDITIONS OF CLOSING

     The obligation of Assignor to close this transaction shall be subject to and conditioned upon the following, any one or more of which may be waived by Assignor, in whole or in part:

     6.1 Representations and Warranties. The representations and warranties of Assignee under Article 4 of this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to be made again at and as of the time of the Closing and shall then be true and accurate in all material respect.

     6.2 Performance. Assignee shall have performed and complied with each covenant, agreement, and condition required by this Agreement to be performed or complied with prior to or at Closing.

     6.3 Pending Matters. At Closing, no litigation, proceeding, investigation, or inquiry shall be pending or threatened to enjoin or prevent the consummation of the transactions contemplated by this Agreement.


                   ARTICLE 7. ASSIGNEE'S CONDITIONS OF CLOSING

     The obligation of Assignee to close this transaction shall be subject to and conditioned upon the following, any one or more of which may be waived by Assignee, in whole or in part:

     7.1 Representations and Warranties. The representations and warranties of Assignor under Article 3 of this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to be made again at and as of Closing and shall then be true and accurate in all material respects.

     7.2 Performance. Assignor shall have performed and complied with each material covenant, agreement, and condition required by this Agreement to be performed or complied with by Assignor prior to or at the Closing including any covenants, agreements or conditions imposed on Assignor by Section 3.2. Without limitation of the foregoing, in its discretion, Assignee may elect not to close this transaction if Assignor does not obtain full and final releases of any lien or encumbrance in accordance with Section 1.21; further, Assignee may elect not to close this transaction if it is unable to be named as a payee (or obtain assurances that it will be named as a payee subsequent to Closing) according to any applicable division of interest of a purchaser of production obtained in accordance with Section 1.7(b).

     7.3 Pending Matters. At Closing, no suit or action shall have been instituted or threatened that questions or reasonably appears to adversely materially affect the validity or legality of this Agreement or the transactions contemplated by this Agreement.


                               ARTICLE 8. CLOSING

     8.1 Time and Place of Closing. As set forth in Section 2.1, the consummation of the transactions contemplated hereby may occur in increments. Upon any delivery of funds by Assignee to Assignor, the appropriate Assignment in the form of Exhibit "B" hereto shall be delivered to Assignee. Each such transaction shall be referred to as a "Closing". The last of such Closings shall occur on November 11, 2005 (the "Closing Date") with the provision for a 45 day period in which to finalize the accounting for Purchase Price; provided, however, that if all of the conditions to Closing set forth in Articles 6 and 7 have not been satisfied or waived by such date or any extended date for Closing the party whose obligations are subject to the conditions that have not been satisfied or waived shall have the right to extend the date of Closing for successive periods of up to seven days each until such conditions shall have been satisfied or waived. The Closing shall be held at the offices of Thompson & Knight LLP located at 333 Clay St., Suite 3300, Houston, Texas, 77002, or at such other location as may be mutually agreed upon by Assignor and Assignee.

     8.2 Closing Obligations.

               (a) At Closing, Assignor shall deliver to Assignee the following:

                    (i) Executed Assignment of Net Profits Interest, in the form attached hereto as Exhibit "B"; and

                    (ii) an executed statement  described in Treasury Regulation
               Section 1.1445-2(b)(2) certifying that Assignor is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended;

          (b) At Closing, Assignee shall:

               (i) Subject to Section 2.1 herein, deliver to Assignor up to $1,800,000 in available funds LESS an amount equal to the sum of (A) all cash advance deposits paid to Assignor by ARCOA on behalf of

          Assignee, as acknowledged by Assignor in that certain letter agreement dated February 23, 2005, as further modified by letter agreements dated July 29, 2005, and September 21, 2005, (B) indebtedness of
          Assignee to be offset, and (C) any amounts paid by Assignee to lienholders in accordance with Section 1.21; and


               (ii) Execute the Assignment of Net Profits Interest delivered by Assignor to Assignee at Closing, evidencing Assignee's acceptance of same and assumption of all obligations thereunder.

     8.3 Further Assurances. The parties shall execute, acknowledge, and deliver any other documents and shall take such other actions as may be reasonably necessary to carry out their obligations under this Agreement.

     8.4 Simultaneous Closing. The delivery of all documents and actions taken at the Closing shall all be considered parts of a simultaneous transaction and no delivery of documents or action taken shall be considered completed until all documents for such Closing have been delivered and other action taken.


                        ARTICLE 9. ADDITIONAL AGREEMENTS

     9.1 Notices. All notices hereunder shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made when personally delivered to the individual indicated below, or if mailed, when received by the party charged with such notice and addressed as follows:

ASSIGNOR:                  VTEX Energy, Inc.
--------                   8303 Southwest Freeway, Suite 950
                           Houston, Texas, 77074
                           Attn. Stephen Noser


ASSIGNEE:                  ARCOA Energy Partners I, L.P.
--------                   C/o Arcoa Oil & Gas, Inc., General Partner
                           50 Briar Hollow East, Suite 210
                           Houston, Texas, 77027

Any party may, by written notice so delivered to the other, change the address of the individual to which or to whom delivery shall thereafter be made.

     9.2 Recording Documents. Assignee shall pay all transfer, documentary, filing, and recording fees incurred in connection with the filing and recording of the instruments of conveyance. As soon as practicable after Closing, Assignee shall provide Assignor with copies of all recorded documents conveying the Net Profits Interest to Assignee.

     9.3 Right of Termination.

               (a) This Agreement and the transactions contemplated hereby may be terminated in the following instances:

                    (i)  By  Assignor  if any of the  conditions  set  forth  in
               Article 6 are not satisfied in all material respects or waived as of the Closing Date;

                    (ii) By  Assignee  if any of the  conditions  set  forth  in
               Article 7 are not satisfied in all material respects or waived as of the Closing Date; or

                    (iii) At any time by the mutual written agreement of Assignee and Assignor.

          (b) In the event of the termination of this Agreement by Assignor in accordance with Section 9.3(a)(i), Assignor shall have no liability hereunder of any nature whatsoever to Assignee, including any liability for damages. If Assignee terminates this Agreement in accordance with Section 9.3(a)(ii) above, it shall have no liability hereunder of any nature whatsoever to Assignor including any liability for damages.

          (c) Except as provided above in this Section 9.3(b), nothing contained herein shall be construed to limit Assignor's or Assignee's legal or equitable remedies in the event of breach of this Agreement.

     9.4 Indemnity Regarding Access. Assignee agrees to indemnify, defend and hold harmless Assignor from and against any and all Losses (hereinafter defined) attributable to personal injuries, death, or property damage, arising out of or relating to access to the Subject Interests and to the records and other related information prior to the Closing by Assignee and the Assignor, EXCEPT to the extent caused by the negligence (whether sole, joint or concurrent), strict liability or other legal fault of Assignor.

     9.5 Definition of "Losses". As used in this Article 9 and in Section 5.3 of this Agreement, "Losses" means any liabilities, losses, claims, demands, causes of action, costs and expenses (including, but not limited to, court costs and reasonable attorneys' fees and other costs and expenses incident to proceedings or investigations respecting, or the prosecution or defense of, a claim) of every kind and character.

     9.6 Assignee's Liability. Without limitation of any other provision herein, Assignee shall have no liability for any costs or expenses related in any manner whatsoever to the operation of the Wells, or any facility or property related thereto, including, but not limited to, the plugging and abandonment of any well or facility.


                             ARTICLE 10. ARBITRATION

     10.1 Selection of Arbitrators. Any controversy between the parties hereto arising under this Agreement and not resolved by agreement shall be determined by a 3-person board of arbitrators upon notice of submission given by either party to the other, which notice shall name a qualified, independent arbitrator. Within ten (10) days after the receipt of such notice, the other party shall name a qualified, independent arbitrator, or failing to do so the party giving notice shall name the second. The two arbitrators so appointed shall name the third qualified, independent arbitrator, or failing to do so, the third arbitrator may be appointed by the Senior Judge (in service) of the United States District Court for the Southern District of Texas sitting in Houston, Texas.

     10.2 Determination; Venue. The arbitrators selected to act hereunder shall be qualified by education and experience to pass on the particular question in dispute. The arbitrators shall promptly hear and determine (after due notice of hearing and giving the parties a reasonable opportunity to be heard) the questions submitted, and shall render their decision within sixty days after appointment of the third arbitrator. If within said period a decision is not rendered by the board, or majority thereof, new arbitrators may be named and shall act hereunder at the election of either Assignee or Assignor in like manner as if none had been previously named. The arbitration proceeding shall be held in Houston, Texas and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section.

     10.3 Decision Binding. The decision of the arbitrators, or the majority thereof, made in writing shall be final and binding upon the parties hereto as to the questions submitted, and Assignee and Assignor will abide by and comply with such decision. The expenses of arbitration, including reasonable compensation to the arbitrators, shall be borne equally by the parties hereto, except that, to the extent applicable, each party shall bear the compensation and expenses of its own counsel, witnesses, and employees.


                            ARTICLE 11. MISCELLANEOUS

     11.1 Amendment. This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver.

     11.2 Gender. References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships, or corporations. As used in this Agreement, "person" shall mean any natural person, corporation, limited liability company, partnership, trust, estate, or other entity.

     11.3 Entire Agreement. This Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions, and prior agreements and understandings relating to such subject matter.

     11.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and, except as otherwise prohibited, their respective successors and assigns; and except as otherwise stated herein, nothing contained in this Agreement, or implied herefrom, is intended to confer upon any other person or entity any benefits, rights, or remedies. This Agreement and any rights, obligations, responsibilities, and duties of Assignee hereunder may be assigned by Assignee with the prior written consent of Assignor, which consent shall not be unreasonably withheld, conditioned, or delayed.

     11.5 Survivability. Except as otherwise specifically provided in this Agreement, all indemnifications, covenants, agreements, representations, guaranties, and warranties shall survive the execution of the Agreement, the Closing, and the delivery and recordation of any deeds, assignments, or bills of sale which convey the Net Profits Interest from Assignor to Assignee.

     11.6 Severability. If a court of competent jurisdiction determines that any clause or provision of this Agreement is void, illegal, or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal, or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

     11.7 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas (excluding any conflict of laws provision that would require the application of the law of any other jurisdiction).

     11.8 Section Headings. The section headings contained in this Agreement are
for  convenience   only  and  shall  not  in  any  way  affect  the  meaning  or interpretation of this Agreement.

     11.9 Waiver. No waiver of any provision of or rights under this Agreement shall be effective unless in a writing signed by the waiving party. No waiver of any specified right or provision shall be construed as a waiver of any other right or provision.






               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

     The parties have executed this Agreement as of the date first above mentioned.

                          ASSIGNOR:

                          VTEX Energy, Inc


                          By: /S/ Stephen Noser
                             --------------------------------------------------
                          Name:   Stephen Noser
                               ------------------------------------------------
                          Title:  Executive Vice President
                                -----------------------------------------------



                          ASSIGNEE:

                          ARCOA Energy Partners I, L.P.
                          By: Arcoa Oil & Gas, Inc., General Partner


                          By: /S/ Thomas L. Easley
                             --------------------------------------------------
                          Name:   Thomas L. Easley
                               ------------------------------------------------
                          Title:  Vice President
                                -----------------------------------------------

                                   EXHIBIT "A"

                     To Assignment of Net Profits Interests

Assignor's interest (as to all depths, formations, zones and units; whether unitized or not) in the following lease:

State of Louisiana Lease No. 1337, dated December 8, 1947, granted to Sun Oil Company, recorded at COB 7-B, Entry 76800, amendment at COB 10-S, Entry 104,605, and subject to Partial Release recorded at COB 21-T, Entry 178247, all in Records of St. Mary Parish, Louisiana, BUT ONLY TO THE EXTENT OF ASSIGNOR'S INTEREST in all oil, gas and other hydrocarbons produced and saved from the wellbores of the following wells located on said lease:

     Bateman Lake Well No. 9 (Serial Number 148006);

     Bateman Lake Well No. 11 (Serial Number 054466); and

     Bateman Lake Well No. 19 (Serial Number 060651).

In the current completion in each of these wells Assignor owns a 100% Working Interest and a 72.88 % Net Revenue Interest.

                                   EXHIBIT "B"


                       ASSIGNMENT OF NET PROFITS INTEREST



THE STATE OF LOUISIANA

PARISH OF ST. MARY

VTEX Energy,Inc. (formerly known as Vector Energy Corporation), a Nevada corporation, whose address is 8303 Southwest Freeway, Suite 950, Houston, TX., 77074, (hereinafter called "Assignor"), for and in consideration of the sum of Ten and no/100 Dollars ($10.00) and other good and valuable consideration the receipt, adequacy and sufficiency of which are hereby acknowledged, does hereby sell, transfer, assign and convey unto ARCOA Energy Partners I, L.P., a Texas limited Partnership. ("Assignee"), acting through its General Partner, Arcoa Oil & Gas, Inc., a Texas Corporation, ("ARCOA"), both having an address at 50 Briar Hollow East, Suite 210 Houston, Texas 77027 , the Net Profit Interest as hereinafter defined.

     1.1 Effective Date. This Assignment shall be effective as of 7:00 a.m. Central Standard Tim9e, on December 29, 2005 (the "Effective Date"), at the location of the hereinafter defined Subject Interests (the "Effective Time").

     1.2 Net Profits Interest, Payout, Subject Hydrocarbons and Subject Interest. As used herein the term "Net Profits Interest" shall mean the balance in the "Net P9rofit Account" (hereinafter defined), as calculated in accordance with Sections 1.4 and 1.5 herein. "Payout" shall mean that point in time when the cumulative Net Profits Interest distributed to the Assignee in accordance with the further terms of this Section 1.2 has reached $1,800,000 or such greater or lesser number as ARCOA or Assignee has delivered to Assignor pursuant to Section 2.1 plus twelve percent (12%) per annum interest thereon.

     "Subject Hydrocarbons" shall mean that portion of the oil, gas and other minerals in and under and that may be produced from and after the Effective Time, from the lands and depths covered by the Subject Interests (hereinafter defined) and which are attributable to the Subject Interests, after deducting all royalties and any overriding royalties, production payments and other similar charges burdening the Subject Interests which were recorded prior to the Effective Date. There shall not be included in the Subject Hydrocarbons any oil, gas or other minerals attributable to nonconsent operations conducted with respect to the Subject Interests (or any portion thereof) as to which Assignor is a nonconsenting party and dedicated to the recoupment or reimbursement of costs and expenses of the consenting parties by the terms of the relevant agreement, provided Assignor's election not to participate is made in conformity with Section 1.14 .

     "Subject Interests" shall mean Assignor's undivided interest in and to the following:

          (a) the oil, gas and/or mineral properties which are described in Exhibit A attached hereto;

          (b) all other rights, titles, interests and estates of Assignor of whatever kind and character (including without limitation leasehold interests under oil, gas and/or mineral leases (whether or not such leases are described on Exhibit A), fee mineral interests, fee royalty interests, overriding royalties, production payments, reversionary interests (whether leasehold or otherwise) and other interests) in and to the lands described in Exhibit A (or otherwise described, identified or referred to in any of the leases or other instruments described in Exhibit A), even though such interest of Assignor may be incorrectly described in, or omitted from, Exhibit A; and

          (c) all rights, titles and interests of Assignor in and to all presently existing (or hereafter created) oil, gas and/or mineral unitization, pooling, and communitization agreements, declarations and orders (including without limitation all amendments or modifications thereto) insofar as they relate to the properties described in subsections
     (a) and (b) above, and all such rights, titles and interests in and to the properties covered and the units created thereby (including all units formed under orders, regulations, rules, or other official acts of any governmental agency having jurisdiction, and including so called "working interest units" created under operating or similar agreements) insofar as such rights, titles and interests are derived from interests in the properties described in subsections (a) and (b) above.

     Assignee's Net Profits Interest will be initially payable out of 75% of the monthly net cash flow (i.e., revenues net of royalties, severance taxes, lease operating expenses and capital costs incurred after the expenditure of the initial costs of completing, equipping and installing of an artificial gas lift system for the three wells described in Exhibit A hereto (hereafter, the "Wells") or recompleting one or more of said Wells in a different geological zone as more fully set forth hereinafter in Section 1.20) attributable to Assignor's interest in the Wells at the time of Assignee's acquisition of the Net Profits Interest until Payout, as defined above. Upon Payout, Assignee's Net Profits Interest will be reduced to 65% of the monthly net cash flow (i.e., revenues net of royalties, severance taxes, lease operating expenses and capital costs incurred after the expenditure of the initial costs of completing, equipping and installing of an artificial gas lift system for the Wells or recompleting one or more of said Wells in a different geological zone as more fully set forth hereinafter in Section 1.20) attributable to Assignor's interest in the Wells at the time of Assignee's acquisition of the Net Profits Interest until such time as the cumulative net cash flow (as described above) from the Wells attributable to the combined interests of Assignor and Assignee equals $7,000,000. At such time as cumulative net cash flow equals, $7,000,000, Assignee's Net Profits Interest will be reduced to 60% of the monthly net cash flow (i.e., revenues net of royalties, severance taxes, lease operating expenses and capital costs incurred after the expenditure of the initial costs of completing, equipping and installing of an artificial gas lift system for the Wells or recompleting one or more of said Wells in a different geological zone as more fully set forth hereinafter in Section 1.20) attributable to Assignor's interest in the Wells at the time of Assignee's acquisition of the Net Profits Interest until such time as the cumulative net cash flow (as described above) from the Wells attributable to the combined interests of Assignor and Assignee equals $9.000,000. Should the payment amount be either greater or lesser than 1,150,000 as set forth in Section 1.2, the aforementioned 65% and $7,000,000 shall be respectively adjusted on a pro rata basis. Should the payment amount be either greater or lesser than $1,150,000 set forth in Section 1.2, the aforementioned 60% and $9,000,000 shall be respectively djusted on a pro rata basis. Thereafter, Assignee's Net Profits Interest will be reduced to 50% of the monthly net cash flow (i.e., revenues net of royalties, severance taxes, lease operating expenses and capital costs incurred after the expenditure of the initial costs of completing, equipping and installing of an artificial gas lift system for the Wells or recompleting one or more of said Wells in a different geological zone as more fully set forth hereinafter in Section 1.20) attributable to Assignor's interest in the Wells at the time of Assignee's acquisition of the Net Profits Interest.

     1.3 Net Profit Account. Assignor shall establish and maintain a net profits account (herein called the "Net Profits Account") in accordance with sound, accurate and comprehensive accounting practices and consistent with the various provisions of this Assignment and at all times shall keep true and correct books and records with respect thereto.

     1.4 Credits. Except as otherwise provided herein, the Net Profits Account shall be credited with the gross proceeds from each sale or other disposition of Subject Hydrocarbons. Any Subject Hydrocarbons retained and/or used by Assignor shall be credited to the Net Profits Account at the same price as the Subject Hydrocarbons that are sold by Assignor at or near the time of such retention or use. The amount of proceeds (herein called the "Credited Proceeds"), to be credited to the Net Profits Account with respect to any sale or disposition of Subject Hydrocarbons shall be subject to the following:

          (i) Credited Proceeds shall include all consideration received, directly or indirectly, for sales of Subject Hydrocarbons, including without limitation (but subject to Section 1.14) advance payments and payments under take-or-pay and similar provisions of Production Sales Contracts;

          (ii) If any proceeds are withheld from the Assignor by a Non-Affiliate for any reason (other than at the request of Assignor or due to the negligence of Assignor), such proceeds shall not be considered to be Credited Proceeds until such proceeds are actually received by Assignor; provided, however, that Credited Proceeds shall not include any interest, penalty, or other amount that is not derived from the sale of Subject Hydrocarbons, but, instead, Assignor shall make payment directly to Assignee of Assignee's allocable share of any such amounts paid to Assignor by the purchaser of Subject Hydrocarbons or any escrow agent;

          (iii)  Credited  Proceeds   relating  to  any  nonconsent   operations
     conducted with respect to all or any part of the Subject Interests after the Effective Date shall be subject to Section 1.14;

          (iv) Credited Proceeds shall not include any amounts for Subject Hydrocarbons unavoidably lost in production or used by Assignor in conformity with good oil field practices for development drilling and production operations (including without limitation gas injection, fuel, secondary or tertiary recovery, pressure maintenance, repressuring or recycling operations) conducted solely for the purpose of producing Subject Hydrocarbons from the Subject Interests, but only so long as such Subject Hydrocarbons are so used;

          (v) Credited Proceeds shall include all amounts which Assignor shall receive as a result of the Subject Interests including any landowners, overriding and other royalty interests;

     1.5 Debits. Except as otherwise provided herein, the Net Profits Account shall be debited with the following:

          (a) All direct costs including capital costs which are attributable to the Subject Interests (i) for all direct labor and other services necessary for developing, reworking, recompleting, deepening, operating, producing, and maintaining the Subject Interests after the Effective Date and (ii) for all material, supplies, equipment and other personal property and fixtures purchased for use on, or in connection with, any of the Subject Interests after the Effective Date;

          (b) All taxes (except income, transfer, inheritance, estate, franchise and like taxes) incurred by Assignor with respect to the ownership of the Subject Interests after the Effective Date, including without limitation production, severance, and/or excise and other taxes assessed against, and/or measured by, the production of (or the proceeds or value of production of) Subject Hydrocarbons, occupation taxes, sales and use taxes, and ad valorem taxes assessed against or attributable to the Subject Interests or any non-Processing equipment located on any of the Subject Interests;

          (c) All insurance premiums attributable to the Subject Interests paid by Assignor for insurance actually carried for periods after the Effective Date with respect to the Subject Interests, or any non-Processing equipment located on any of the Subject Interests, or incident to the operation or maintenance of the Subject Interests after the Effective Date; it being recognized that where the coverage is general in nature, or relates to a group of properties (or more than one interest in the same property), only that portion which is reasonably allocated to the Subject Interests shall be debited hereunder;

          (d) All amounts properly attributable to the Subject Interests (to the extent attributable to periods after the Effective Date) and consisting of
     (i) rent and other consideration paid for the use or damage to the surface and (ii) rentals, shut-in gas well royalties, overriding royalties, minimum royalties and similar payments payable pursuant to the provisions of agreements in force and effect before the Effective Date;

          (e) Amounts attributable to the Subject Interests (and attributable to periods after the Effective Date) as overhead charges specified in applicable operating agreements now or hereafter covering the Subject Interests;

          (f) Any manufacturing costs or costs of acquiring, constructing, operating or maintaining any facility, plant, equipment or transmission pipeline for Processing or transporting any Subject Hydrocarbons or any other oil, gas and/or minerals;

          (g) If as a result of the occurrence of the bankruptcy or insolvency or similar occurrence of the purchaser of Subject Hydrocarbons any amounts previously included in Credited Proceeds are reclaimed from Assignor or its representative, then the amounts reclaimed as promptly as practicable following Assignor's payment thereof; and

          (h) If Assignor shall be a party as to any nonconsent operations conducted with respect to all or any of the Subject Interests after the Effective Date, all costs to be debited to the Net Profits Account with respect thereto shall be governed by Section 1.14.

     Notwithstanding the foregoing provisions of this Section or anything else to the contrary contained in this Assignment; the amounts debited to the Net Profits Account shall not include any of the following:

          (1) Any amount which has also been used to reduce the amount of the Subject Hydrocarbons and/or Credited Proceeds or has otherwise not been included therein (including, by way of example and without limitation, royalties, overriding royalties, production payments and other charges burdening the Subject Interests at the Effective Date, production, severance, excise, and other taxes and any other amounts deducted, withheld or paid by any other person);

          (2) Any overriding royalty, production payment or other charge burdening the Subject Interests which was created by Assignor;

          (3) Any expenses and any penalties, interest or other similar charges which result from the failure of Assignor to properly discharge all costs and expenses (including taxes) of developing, operating and maintaining the Subject Interests;

          (4) Any damages, penalties, interest or other similar charges paid by Assignor to any third party or governmental agency, commission or similar body arising from any conduct or omission by Assignor in its capacity as operator of any of the Subject Interests and any costs and expenses
     (including attorneys' fees) in defending any such action unless such charges, costs and expenses are properly chargeable to all working interest owners under an operating agreement to which all or part of the Subject Interests are subject;

          (5) Any general, administrative or overhead costs paid or incurred by the Assignor or its Affiliates; and

          (6) Any amounts paid by Assignor to such Assignor's predecessor in interest with respect to part or all of the Subject Interests (including without limitation any purchase price or other consideration paid by Assignor to such predecessor in interest to acquire all or part of the Subject Interests).

     1.6 Accounting. All debits to the Net Profits Account which are attributable to costs and expenses paid by Assignor during a calendar month up to and including the last day of such calendar month shall be debited against the Net Profits Account as of the last day of such calendar month. All credits to the Net Profits Account which are actually received by Assignor during a calendar month up to and including the last day of such calendar month shall be credited to the Net Profits Account as of the last day of such calendar month; provided that any such credits which do not (and will not) result from credits given by or payments from third parties shall be credited to the Net Profits Account as of the last day of the calendar month in which they arise. The total net profits realized from the Subject Interests (or the total net losses, as the case may be) shall be determined after the applications and calculations provided for above have been made by Assignor. The Net Profits Account shall reflect a credit balance, as herein provided, only after and while all debits properly debited against the Net Profits Account (and after reduction of such debits by the amounts provided for in this Section 1.6) shall have been offset by credits to the Net Profits Account and a credit balance shall exist in the Net Profits Account.

     1.7. Payments.

          (a) Commencing two months after the initial month in which there is a credit balance, if any, in the Net Profits Account, Assignor shall pay to Assignee on the 30th day of each month ("Payment Date") the amount of the Net Profits Interest, as determined on the accrual basis of accounting, as of the 30th day of the Thirdmonth preceding such Payment Date (e.g., the payment made on June 30, 2005 shall be the credit balance , as determined on the accrual basis of accounting, in the Net Profits Account as of April 30, 2005). With each payment, Assignor shall furnish to Assignee a detailed statement clearly reflecting the condition of the Net Profits Account as of the close of business on the last day of the respective month, and clearly reflecting (with sufficient description so that Assignee can identify such items and the particular Subject Interest involved) those items which gave rise to reductions, debits and credits to the Net Profits Account during the month for which the payment is calculated and clearly reflecting for each Subject Interest the quantities of Subject Hydrocarbons produced therefrom during the month covered by such statement, the volumes of such production sold, the amounts received for such production, and the taxes paid with respect to such sales. If the Net Profits Account reflects a deficit as of the end of a month, such deficit shall be carried forward for the next and succeeding months until such deficit has been wiped out and liquidated. In case a net profit is reflected by any such statement and subject to adjustment pursuant to Section 1.8, payment to Assignee of 50% of the amount of such credit balance shall be tendered with the statement rendered to Assignee, and Assignor shall be credited with the remaining percentage thereof, so as to extinguish any credit balance.

          (b) Notwithstanding the foregoing, Assignee shall have the right at any time to submit the requisite forms and documentation (e.g., division of interest agreements) to the purchaser of Subject Hydrocarbons attributable to the Subject Interests for purposes of remittance directly to Assignee of the proceeds of its Net Profits Interest. Assignor shall use its best efforts to assist Assignee in this request and in obtaining such purchaser's agreement to pay Assignee directly.

     1.8 Overpayments. If at any time Assignor inadvertently pays Assignee more than the amount then due with respect to the Net Profits Account, Assignee shall not be obligated to return any such overpayment, but the amount or amounts otherwise payable for any subsequent period or periods shall be reduced by such overpayment.

     1.9 Past Due Payments. Any amount not paid by Assignor to Assignee with respect to the Net Profits Account when due shall bear, and Assignor hereby agrees to pay, interest at 8% per annum from the due date until such amount has been paid.

     1.10 Prudent Operator Standard. Assignor (subject to the terms and provisions of any applicable operating agreements and subject to the other provisions of this Assignment) shall have exclusive charge, management and control of all operations to be conducted on the Subject Interests and may take any and all actions which a prudent operator would deem necessary or advisable in the management, operation and control thereof. Assignor shall promptly (and, unless the same are being contested in good faith and by appropriate proceedings before the same are delinquent) pay all costs and expenses (including without limitation all taxes and all costs, expenses and liabilities for labor, materials and equipment incurred in connection with the Subject Interests and all obligations to the holders of royalty interests and other interests affecting the Subject Interests) incurred from and after the Effective Date in exploring, developing, operating and maintaining the Subject Interests. Assignor shall be obligated to explore, develop, operate and maintain the Subject Interests as would a prudent operator under similar circumstances in accordance with good oil field practices. As to those of the Subject Interests as to which Assignor is not the operator, Assignor shall take all such action and exercise all such rights and remedies as are reasonably available to it to cause the operator to so explore, develop, maintain and operate such Subject Interests (provided that Assignor shall never be obligated to pay any costs or expenses attributable to any interest other than the Subject Interests and all royalties related thereto). It is expressly understood that the powers given to Assignor in the first sentence of this Section shall include the right of Assignor, subject to Section 1.14, to elect to participate, or not participate, in drilling, reworking, plugging back, deepening, sidetracking or completing of a well, or in other operations (including, but not limited to, operations in connection with secondary and/or tertiary recovery) proposed to be conducted on the Subject Interests.

     1.11 Sales of Subject Hydrocarbons. Assignor shall have the obligation to market or cause to be marketed the Subject Hydrocarbons in accordance with reasonable and prudent business judgment and sound oil field practices and on such terms and conditions as Assignor shall determine to be in the best interests of Assignee; provided, however, that all such sales of Subject Hydrocarbons (a) shall be upon terms and conditions which are the best terms and conditions available as determined in good faith by Assignor taking into account all relevant circumstances, including without limitation, price, quality of production, access to markets, minimum purchase guarantees, identity of purchaser and length of commitment, and (b) shall be upon terms and conditions at least as favorable as Assignor obtains for oil, gas and/or minerals not subject to this Assignment which are of comparable type and quality and in the same location. Assignor will exercise its best efforts to perform all obligations binding on it under Production Sales Contracts and to enforce the performance of the obligations of third parties thereunder; provided, however, that Assignor shall have no liability for the performance of the obligations of any purchaser of Subject Hydrocarbons in the absence of any negligence or willful misconduct on the part of Assignor. As to any third parties, all acts of Assignor in marketing the Subject Hydrocarbons and all Production Sales Contracts executed by Assignor shall be binding on Payee; it being understood that the right and obligation to market the Subject Hydrocarbons is at all times vested in Assignor and Assignee does not have any such right or obligation or any possessory interest in all or part of the Subject Hydrocarbons. Accordingly, it shall not be necessary for Assignee to join in any new Production Sales Contracts or any amendments to existing Production Sales Contracts.

     1.12 Insurance. Assignor shall obtain or cause to be obtained (and maintain or cause to be maintained during the economic life of the Subject Interests) insurance coverage in such amounts, with provisions for such deductible amounts and for such purposes as Assignor shall determine to be necessary or advisable with respect to the Subject Interests,

     1.13 Pooling and Unitization.

          (a) Certain of the Subject Interests may have been pooled or unitized for the production of oil, gas and/or minerals prior to the Effective Date or, after the Effective Date, may be so pooled or unitized pursuant to
     Section 1.13(b). Such Subject Interests are and shall be subject to the terms and provisions of such pooling and unitization agreements, and the Subject Interests shall apply to (and the term "Subject Hydrocarbons" shall include) the production from such units which is attributable to such Subject Interest (and the Net Profits Account shall be computed giving consideration to such production and costs, expenses, charges and credits attributable to such Subject Interest) under and by virtue of the applicable pooling and unitization agreements.

          (b) Without the joinder of Assignee with respect to the Net Profits Account, Assignor shall not have the right and power to unitize, pool or combine the lands covered by the Subject Interests, or any portion or portions thereof, as to oil and/or gas, and other substances produced in association therewith, or any one or more of them, with any other land or lease or leases so as to create one or more unitized areas (or, with respect to unitized or pooled areas theretofore created, to dissolve the same or to amend and/or reconfigure the same to include additional acreage or substances or to exclude acreage or substances). If pursuant to any law, rule, regulation or order of any governmental body or official, any of the Subject Interests are pooled or unitized in any manner, the Net Profits Account shall apply to (and the term "Subject Hydrocarbons" shall include) the production which accrues to such Subject Interest under and by virtue of such pooling and unitization arrangements and the Net Profits Account shall be computed giving consideration to such production and costs, expenses, charges and credits attributable to such Subject Interest.

     1.14 Non-consent Operations.

          (a) If Assignor elects to be a non-participating party with respect to any drilling, deepening, plugging back, reworking, sidetracking or completion (or other) operation on any Subject Interest or elects to be an abandoning party with respect to a well located on any Subject Interest, the consequence of which election is that Assignor's interest in such Subject Interest or part thereof is temporarily (i.e., during a recoupment period) or permanently forfeited to the parties participating in such operations, or electing not to abandon such well, then the costs and proceeds attributable to such forfeited interest shall not, for the period of such forfeiture (which may be a permanent period), be debited or credited to the Net Profits Account and such forfeited interest shall not, for the period of such forfeiture, be subject to the Net Profits Account.

          (b) If Assignor elects to be a participating party to such a drilling, deepening, plugging back, reworking, sidetracking or completing (or other) operation, or elects to be a nonabandoning party with respect to such a well, and any other party or parties have elected not to participate in such operation (or have elected to abandon such well) with the result that (pursuant to an operating agreement or other agreement or arrangement, including without limitation, non-consent rights and obligations imposed by statute and/or regulatory agency) Assignor becomes entitled to receive, either temporarily (i.e., through a period of recoupment) or permanently, interests belonging to such other party or parties, then the costs and proceeds attributable to such non-participating parties' interests to which Assignor becomes so entitled shall be paid and received by Assignor separately for its own account and shall not be debited and credited to the Net Profits Account.

     1.15 Renewals and Extensions of Leases. The Net Profits Account shall apply to all renewals, extensions and other similar arrangements (and/or interests therein) of oil, gas and/or mineral leases (or other determinable interests in oil, gas and other minerals) which are included (or interests in which are included) in Subject Interests, whether or not such renewals, extensions or arrangements have heretofore (whether or not described in Exhibit A) been obtained, or are hereafter obtained, by Assignor.

     1.16 Indemnity. Notwithstanding anything to the contrary contained in this Assignment, Assignee shall never personally be responsible for payment of any part of the costs, expenses or liabilities incurred in connection with the exploring, developing, operating and maintaining of the Subject Interests, and Assignor agrees to indemnify and hold Assignee harmless from and against all such costs, expenses and liabilities (with such indemnity to also cover all costs and expenses of Assignee, including reasonable legal fees and expenses, which are incurred incident to the matters indemnified against); provided, however, all such costs and expenses shall, to the extent the same relate to periods after the Effective Date, nevertheless be charged against the Net Profits Account as and to the extent herein permitted.

     1.17 Access to Books and Records. In addition to any reports and information specifically required by the terms of this Assignment, Assignor agrees to furnish to Assignee (a) within 60 days after the end of each calendar year, financial statements for the Net Profits Account as of the end of and for such year and (b) full information pertaining to the operation of the Subject Interests, at all reasonable times. Subject to any restrictions on Assignor's right to do so under applicable operating agreements or similar contracts, Assignor will permit representatives designated by Assignee, including independent accountants, agents, attorneys, and other persons, to visit and inspect the Subject Interests and Assignor's books and records pertaining to the Subject Interests and the Net Profits Account (and to make copies and photocopies from such records and to write down and record such information as such representatives may request), and Assignor shall permit the Assignee and its designated representatives reasonably to investigate and verify the accuracy of information furnished to the Assignee hereunder or in connection herewith and to discuss all such matters with its officers, employees and representatives.

     1.18 Access to Geological Data. Upon request Assignor shall, subject to the limitations of confidentiality, undertakings with co-owners or other third parties, furnish to Assignee copies of all electric and other logs of all wells within the Subject Interests, and Assignee shall also have access to all cores, cuttings, external and internal engineering studies, independent engineering reports and other geological, well and production data secured by Assignor with respect to the Subject Interests. Assignee shall also have the right to receive upon request quarterly reports showing the status of exploration, development, producing and other operations conducted by Assignor on the Subject Interests.

     1.19 Assignee's Right to Convert. After June 1, 2006, Assignee shall have, or at Assignee's election the individual partners of Assignee shall have, the right to convert the Net Profits Interest into common stock of Assignor. The purchase price of the Net Profits Interest shall be the present value of the Net Profits Interest computed in accordance with the formula set forth by the Securities and Exchange Commission for reporting reserve values except that the discount rate shall be fifteen percent (15%) and only proved producing reserves shall be considered. The value of the Net Profits Interest shall be determined by an independent third party petroleum engineer selected by the Assignor and Assignee. The Assignor shall pay for the Net Profits Interest in shares of its common stock issued pursuant to Rule 144 of the Securities and Exchange Commission and valued at the greater of $1.25 per share or eighty percent (80%) of the average closing price of the Assignor's common stock for the twenty (20) days preceding Assignee's notice of its intention to exercise its rights under this Section. Assignee may exercise the rights under this Section for all or part of the Net Profits Interest but no exercise shall be for less than twenty (20%) of the original Net Profits Interest.

     1.20 Final Completing, Equipping and Installing of Artificial Gas Lift System for Wells. ARCOA, on behalf of Assignee, will coordinate with Assignor the project administration and funding of an estimated $600,000 in capital expenditures budgeted by Assignor for the final completing, equipping and installing of a gas lift system for the Wells. Such funding shall be paid from the proceeds received by Assignor from Assignee pursuant to Section 2.1 of this Assignment or from other capital resources then available to Assignor and capital costs shall not be charged as an expense against the Wells for purposes of determination of the Net Profits Interest.

This Assignment shall be effective as of the Effective Time.

     EXCEPT AS  OTHERWISE  PROVIDED  HEREIN,  THIS  ASSIGNMENT  IS MADE  WITHOUT
WARRANTIES, EXPRESSED OR IMPLIED IN FACT OR IN LAW, AS TO MERCHANTABILITY, DURABILITY, USE, OPERATION, FITNESS FOR ANY PARTICULAR PURPOSE, CONDITION, SAFETY OF THE PROPERTY RELATED TO THE SUBJECT INTERESTS, COMPLIANCE WITH REGULATORY AND ENVIRONMENTAL REQUIREMENTS OR OTHERWISE. IN PARTICULAR, ASSIGNOR DOES NOT IN ANY WAY REPRESENT OR WARRANT THE ACCURACY OR COMPLETENESS OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED TO ASSIGNEE BY OR ON BEHALF OF ASSIGNOR.

     ASSIGNEE HEREBY AGREES THAT IT HAS INSPECTED OF HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, INCLUDING THE LEASES AND ASSOCIATED AGREEMENTS, WELLS, PERSONAL PROPERTY, AND EQUIPMENT RELATED TO THE SUBJECT INTERESTS.

     This Assignment is made free and clear of all liens, mortgages, security interests, pledges, charges, oil payments, title defects and other burdens and encumbrances whatsoever EXCEPT those liens and encumbrances expressly identified at Exhibit ___ hereto; provided, however, Assignee accepts the transfer of Net Profits Interest subject to any and all covenants in instruments in the record chain of title and to any outstanding agreements affecting operations of the Subject Interests, whether recorded or not, surface leases, permits, rights-of-way, easements, water disposal systems, licenses, operating agreements and production sales agreements. Without limitation of any of the foregoing, Assignor warrants and represents that all gross production taxes and other taxes as to which non-payment could result in a lien against the Subject Interests have been paid.

     Assignor warrants title to the Net Profits Interest against any party claiming title by, through, or under Assignor, but not otherwise.

     This Assignment is made subject to that certain Amended and Restated Purchase and Sale Agreement, dated March 24, 2005, between Assignor and Assignee ("Purchase and Sale Agreement"). All terms and conditions of said Purchase and Sale Agreement are incorporated herein by reference to the same extent and with the same effect as if copied in full herein. To the extent of any conflict between the terms and conditions of this Assignment and those set forth in the Purchase and Sale Agreement, the terms and provisions of the Purchase and Sale Agreement shall control. FOR PURPOSES OF NOTICE TO THIRD PARTIES, HOWEVER, ASSIGNOR AND ASSIGNEE EXPRESSLY REPRESENT AND ACKNOWLEDGE THAT A THIRD PARTY MAY RELY ON THE DESCRIPTIONS OF THE PROPERTIES CONTAINED HEREIN (INCLUDING, BUT NOT LIMITED TO, THE SUBJECT INTERESTS AND ALL INTERESTS RELATED THERETO) FOR PURPOSES OF DETERMINING TITLE THERETO.

     TO HAVE AND TO HOLD the Net Profits Interest unto Assignee, its successors and assigns, forever. The provisions of this Assignment shall be covenants running with the land and shall be binding upon and inure to the benefit of the successors, personal representatives and assigns of the respective parties hereto.

     EXECUTED this ___day of _______, 2005, but effective as of the Effective Time.


                                         ASSIGNOR:
WITNESSES:
                                         VTEX Energy, Inc.
-------------------------------------
Printed Name:                            By:
             ------------------------       -----------------------------------
                                         Printed Name:
                                                      -------------------------
                                         Title:
-------------------------------------          --------------------------------
Printed Name:                            Last 4 digits of TIN:
             ------------------------                         -----------------

                                         ASSIGNEE:

                                         ARCOA Energy Partners I, L.P.
                                         By: Arcoa Oil & Gas, Inc.,
                                             General Partner
-------------------------------------
Printed Name:                            By:
             ------------------------       -----------------------------------
                                         Printed Name:
                                                      -------------------------
                                         Title:
-------------------------------------          --------------------------------
Printed Name:                            Last 4 digits of TIN:
             ------------------------                         -----------------

STATE OF _____________

COUNTY/PARISH OF ___________________

THUS DONE AND PASSED before me, the undersigned authority, on this the ___ day of ______, 2005, and before me personally known and known to me to be the person whose genuine signature is affixed to the foregoing document as the _____________________of VTEX Energy, Inc., a Nevada corporation, who signed said document before me in the presence of the two witnesses whose names are thereto subscribed as such, being competent witnesses, and who acknowledged, in my presence and in the presence of said witnesses, that he/she signed the above and foregoing document as the free act and deed of such corporation, by authority of its Board of Directors, for the uses and purposes therein set forth and apparent.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of __________________, _________________County/Parish, ___________________, on the
day and year first above written.

            ---------------------------------------------------------
                            NOTARY PUBLIC IN AND FOR
                           THE STATE OF ______________
                   Notary's Full Name and Identification No.:


STATE OF _____________

COUNTY/PARISH OF ___________________

THUS DONE AND PASSED before me, the undersigned authority, on this the ___ day of ______, 2005, and before me personally known and known to me to be the person whose genuine signature is affixed to the foregoing document as the _____________________of Arcoa Oil & Gas, Inc., a Texas corporation, acting in its capacity as general partner of ARCO Energy Partners I, L.P., a Texas limited partnership, who signed said document before me in the presence of the two witnesses whose names are thereto subscribed as such, being competent witnesses, and who acknowledged, in my presence and in the presence of said witnesses, that he/she signed the above and foregoing document as the free act and deed of such corporation, in its capacity as general partner of the above-stated limited partnership, by authority of its Board of Directors, for the uses and purposes therein set forth and apparent.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the City of __________________, _________________County/Parish, ___________________, on the
day and year first above written.

             ------------------------------------------------------
                            NOTARY PUBLIC IN AND FOR
                           THE STATE OF ______________
                   Notary's Full Name and Identification No.:

                                  EXHIBIT "3.2"

               Schedule of Liens and Judgments on Subject Interest

1. The following liens and encumbrances are outstanding on the Bateman Lake No. 9, 11 and 19 Wells and are filed for record in St. Mary Parish Louisiana. VTEX Energy, Inc. believes and represents such liens and encumbrances are not enforceable due to requisite lapse of time.

Filed against Texas Energy & Environmental, Inc.:

Claimant                     Date        Amount         Recordation Reference
---------                    ----        ------         ---------------------
Xpert Xpeditors            10/29/97    $ 6,006.97            MOB  769/2
Seaboard Equipment Co.     11/13/97      1,081.79            MOB  770/162
Petroleum Professionals    11/22/97     23,158.19            MOB  771/73
Hartfield Technical Svcs.  11/26/97      6,380.00            MOB  771/239
Berry Bros. Gen. Cont.     01/12/98     14,144.80            MOB  774/40


Filed against Vector Energy Corporation, now known as VTEX Energy, Inc.

Claimant                     Date        Amount         Recordation Reference
---------                    ----        ------         ---------------------
BWS Towing                  02/05/99   $ 5,450.00            MOB  805/136
Perf-O-Log                  06/02/99    10,982.20            MOB  815/66
Cardinal Services           06/24/99    60,011.69            MOB  817/1
Hanover Compression         05/22/00    77,054.77            MOB  843/407
Schlumberger                05/24/01    25,156.65            MOB  873/31
Schlumberger                08/03/01    17,125.37            MOB  880/579
Stic-Lan Companies          08/05/02    25,301.18            MOB  920/164
Hot Energy Services         09/30/02    32,147.50            MOB  925/713
Cajun Wireline              10/15/02    30,639.62            MOB  927/253
Petro Construction Co.      12/12/02     8,638.00            MOB  934/389

                                  EXHIBIT "3.2"

               Schedule of Liens and Judgments on Subject Interest

2. The following liens and judgments are outstanding on the Bateman Lake No. 9, 11 and 19 Wells and are filed for record in St. Mary Parish Louisiana.

Filed against Texas Energy & Environmental, Inc.:

Claimant                       Date        Amount        Recordation Reference
---------                      ----        ------        ---------------------
 Byron Talbert Contractor    07/23/99   $  9,980.00           MOB  820/230
Traco Production Services    03/15/00     16,418.29           MOB  838/6
State of Louisiana Tax Lien  04/09/02      1,961.14           MOB  916/491
State of Louisiana Tax Lien  07/01/02      1,124.47           MOB  916/510



Filed or effective against Vector Energy Corporation, now known as VTEX Energy, Inc., or VTEX Energy, Inc.

Claimant                      Date         Amount        Recordation Reference
---------                     ----         ------        ---------------------
Diamond Services Corp.      10/17/02    $ 18,849.31           MOB    927/511
A & T Well Services         03/02/05    $  6,562.00           MOB   1029/140
Packers Service ____, Inc.  03/02/05    $ 76,988.88           MOB   1029/637
Hub City Industries, Inc.               $  8,368.18           MOB   1035/599


*Plus interest and attorney fees.

*On July 27, 2005 a lawsuit styled Thomas Brussard vs. VTEX Energy, Inc. was filed in the 16th Judicial District Court at Docket No. 114334 "D". This suit involves unspecified damages to a hunting camp alledged to have resulted fromVTEX's actions in moving in a drilling barge.